Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Calibre Energy, Inc., on Form SB-2/A-6 of our report dated April 28, 2006 for Calibre Energy, Inc. relating to the consolidated financial statements as of December 31, 2005 and for the period from Inception (August 17, 2005) to December 31, 2005. We also consent to the reference to us under the heading “Experts” in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 6, 2007